UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2015

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Ducommun Incorporated (the “Company”) was held on May 27, 2015. At the meeting, the shareholders approved (1) the election of Gregory S. Churchill and Anthony J. Reardon as directors to serve for three-year terms ending in 2018, (2) an advisory resolution on named executive compensation, (3) the amendment and restatement of the 2013 Stock Incentive Plan to increase the number of shares available thereunder by 800,000, extend the expiration date to March 18, 2025 and make certain administrative changes, and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The shareholder vote on these matters was as follows:

	For	Withheld
Election of Gregory S. Churchill for a three-year term expiring in 2018	8,254,740	528,428

Election of Anthony J. Reardon for a three-year term expiring in 2018	8,266,651	516,517

	For	Against	Abstain	Broker Non-Votes
Advisory resolution on named executive compensation	8,426,304	278,138	78,726	1,504,996

Amendment and restatement of the 2013 Stock Incentive Plan	6,964,296	1,763,928	54,944	1,504,996

Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	10,203,492	65,216	19,456	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 28, 2015	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel